ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                  G O L D  B O N D  M I N I N G  C O M P A N Y
                  - - - -  - - - -  - - - - - -  - - - - - - -

     THESE PRESENTS WITNESSETH, That we, J.F. Hocking, E. J. Edwards, Walter Schultz, E.R. Week and Harve H. Phipps, being desirous of forming a corporation for the purpose herein specified, and in conformity with the Laws of the State of Washington, do make and subscribe the following written articles of incorporation, in triplicate:

                                   ARTICLE I.

     The  name  of  this  Corporation  shall  be  GOLD  BOND  MINING  COMPANY.

                                   ARTICLE II.

     The objects for which this corporation is formed, are, and shall be, to acquire, hold, work and operate mines and lodes bearing gold, silver and other associated minerals, in the State of Washington and elsewhere; and to acquire, own and use water, water rights and mills incident to the extraction, treatment and reduction of the ores of said metals, and from time to time to sell and convey such mines, mills, water rights and ores, and to do allthings incident to the general business of mining, milling, treating and marketing the products of mines.

                                  ARTICLE III.

     The amount of the capital stock of this corporation shall be One Hundred and Fifty Thousand Dollars ($150,000.00) divided into three million (3,000,000) shares, of the par value of five cents (5) per share, non-assessable stock, and all capital stock paid in by the transfer of mining property for full capitalization of fully paid and non-assessable stock.

                                   ARTICLE IV.

     The  time  of  the existence of this corporation shall be fifty (50) years.

                                   ARTICLE V.

          The number of trustees of this corporation shall be five (5) and the names and residences of such trustees who shall manage the concerns of the corporation until the 10th day of September, A.D. 1935, are:

                                                            Number  of  shares
                                                           subscribed  by  each
     Name                             Address                   incorporator
---------------          --------------------------------   --------------------
J.  F.  Hocking          233  Riverside,  Spokane,  Wash.             100
E.  J.  Edwards          301 Title  Bldg. Spokane,  Wash.       2,999,600
Walter Schultz           E.  2220 Everett, Spokane, Wash.             100
E.  R.  Week             Parsons  Hotel,  Spokane,  Wash.             100

                                   ARTICLE VI.

     The principal place of business of this corporation shall belocated at 301 Title Building, in the City of Spokane, State of Washington.


     IN WITNESS WHEREOF We have this 27th day of June, A.D. 1935, hereunto set our hands and seals in triplicate.

                                   J.  F.  Hocking's  signature  (Seal)
                                   ----------------------------
                                   E.  J.  Edward's  signature  (Seal)
                                   ---------------------------
                                   W.  G.Schultz'signature  (Seal)
                                   -----------------------
                                   E.R.  Week's  signature      (Seal)
                                   -----------------------
                                   Harve  H.  Phipps's  signature  (Seal)
                                   ------------------------------











STATE  OF  WASHINGTON     )
                          )  ss
County  of  Spokane       )

     I, John H. Roche, a Notary Public in and for the State of Washington, duly commissioned, sworn and qualified, do hereby certify that on this 27th day of June, A.D. 1935, before me personally appeared J.F. Hocking, E. J.Edwards, Walter Schultz, E.R. Week and HarveH. Phipps, to me known to be the individuals described in and who executed the within instrument and acknowledged that they signed and sealed the same as their free and voluntary act and deed for the uses and purposes herein mentioned.

     Given  under  my  hand  and official seal this 27th day of June, A.D. 1935.

                              John  H.  Roche's  signature
                              ----------------------------
                              Notary  Public,  State  of  Washington
                              Residing  at  Spokane,  Wash.

No.  81453

ARTICLES  OF  INCORPORATION
         OF  THE
GOLD  BOND  MINING  COMPANY

Place  of  business  Spokane
Time  of  existence  50  years
Capital  Stock,  $150,000.00
============================
State  of  Washington,  ss.
   Filed  for  record  in  the  office  of  the
Secretary  of  State  July  30,  1935
at  9:04  o'clock  A.M.
Recorded  in  Book  187  Page  265-266
         DOMESTIC  CORPORATIONS

Signed  by:  Ernest  N.  Hutchinson
      Secretary  of  State
==============================
Filed  at  request  of
      Harve  H.  Phipps
    301  Title  Building
    Spokane,  Washington
==============================
Filing  and  recording  fee,  $75.00
License  to  June  30,  1936  $40.00
Certified  mailed  Sep  16  1935
            to  above  address.
INDEXED.    compared.

FILE IN TRIPLICATE

                              ARTICLES OF AMENDMENT
                                       OF
                            GOLD BOND MINING COMPANY
                            ------------------------

     Pursuant to the provisions of RCW 23A.16 of the Washington Business Corporation Act, the undersigned adopts the following Articles of Amendment to the Articles of Incorporation:

     FIRST:     The  name of  the  corporation  is  Gold  Bond  Mining  Company.

     SECOND: The following amendment (s) of the Articles of Incorporation was (were) adopted by the shareholders of the corporation on Sept. 9, 1968:
To increase the capitalization of the company from thepresent three million to four million five hundred thousand (4,500,000) shares of capital stock @ $.05 each.

     THIRD:     The  number of shares of the corporation outstanding at the time of such adoption was 2,787,189; and the number of shares entitled to vote thereon was 2,787,189.

     FOURTH:     The  designation and number of outstanding shares of each class entitled  to  vote  thereon  as  a  class  were  as  follows:  *

          Class          Capital          Number  of  Shares     2,787,189

     FIFTH:     The number of shares voted for such amendment was 1,402,040; and
the  number  of  shares voted against such amendment was 223,679.  Proxys signed
but  not  checked  32,050   abstained  25,000

     SIXTH:     The number of shares of each class entitled to vote thereon as a class  voted  for  and  against  such  amendment,  respectively,  was:  *
          Class          None          Number  of  Shares     None

     SEVENTH:     The  manner,  if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the
amendment  shall  be  effected,  is  as  follows:  **   no  change

     EIGHTH:     The  manner  in  which  such  amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: **

     Increase off capitalization from three million to four million five hundred thousand shares (4,500,000)

     Dated:  April  15,  1977.

                                   /s/Arthur  H.  Ellis
                                   ---------------------------------
                                              President
                                   /s/Lena  Ellis
                                   -------------------------------
                                        Secretary
     SUBSCRIBED  AND  SWORN  to  before  me  this  15thday  of  April,  1977.
                                   /s/Roger  Underwood
                                   ----------------
                                   Notary  Public  in  and  for  the  State  of
                                   Washington,  residing  at  Spokane.
*     If  inapplicable,  insert  "None".
**     If  inapplicable,  insert  "No  change".

ORDER  APPROVING
TRUSTEE  REPORT
PAGE ONE
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                            GOLD BOND MINING COMPANY

     Articles of Amendment of the Articles of Incorporation of GOLD BOND MINING COMPANY are herein executed by said Company and by the Superior Court of Spokane County, Washington, pursuant to the Revised Code of Washington, 23A.16.040, 23A.16.050 and 23A.08.305, as follows:

1.     The  name  of  the  Corporation  is  GOLD  BOND  MINING  COMPANY.

2. The amendment to Article IV of the Articles of Incorporation of said Company is as follows:

     "The  life  of  the  Company  shall  be  perpetual".

3. The date of the adoption of said amendment by the stockholders of the Company was May 2, 1984.

4. The number of shares issued and outstanding of said Company is 3,173.828 of the authorized 4,500,000 shares.

     The  number  of  shares  entitled  to vote on said amendment was 3,173,828.

5. The number of shares voted for and against said amendment respectively were as follows:

     FOR:  1,827,244               AGAINST:  2,000

6. As instructed by the Superior Court in and for the State of Washington, County of Spokane, the Trustee appointed by the Court, Terrence J. Dunne, voted 1,344,585 shares for the Amendment of the Articles of Incorporation, representing the missing shareholders and those who did not attend the meeting or send in a proxy, insuring a vote in excess of two-thirds in favor of the amendment.

     DATED  at  Spokane,  Washington,  this  7th  day  of  May,  1984.

                              GOLD  BOND  MINING  COMPANY

                              By:  signed  by  Arthur  H.  Ellis
                                --------------------------------
                                        President

                              By:   signed  by  Lena  Ellis
                                 --------------------------
                                        Assistant  Secretary

STATE  OF  WASHINGTON     )
                          )  ss
County  of  Spokane       )

     On this 7th day of May, 1984, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ARTHUR H. ELLIS and LENA ELLIS, to be known to be the President and Secretary, respectively, of GOLD BOND MINING COMPANY, the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute the said instrument.

     WITNESS my hand an official seal hereto affixed the day and year first above written.


                                   Signed  by:  William  E.  Cullen
                                   -----------------------------------
                                   NOTARY  PUBLIC  in  and  for  the  State
                                   of  Washington,  residing  at  Spokane

IN THE SUPERIOR COURT OF THE STATE OF WASHINGTON FOR SPOKANE COUNTY

IN  THE  MATTER  OF               )     NO.     84201030-9
                                  )
GOLD  BOND  MINING  COMPANY       )     ORDER  APPROVING  TRUSTEES
a  Washington  Corporation        )     REPORT  ON  SPECIAL  MEETING  OF
                                  )     SHAREHOLDERS

     This matter having come on for hearing this day, in open court on the petition of Gold Bond Mining Company and the Report of theTrustee, appointed for the meeting that was held on May 2, 1984, and the said Trustee, Terrence J. Dunne, having filed his verified report and the Court having heard the statement of Trustee and having considered the file and having entered its Findings of Fact and Conclusions of Law, and the Court being fully informed;

     IT  is  hereby  ORDERED  ADJUDGED,  and  DECREED  that:

     1. That the meeting was properly called, conducted and held according to RCW 23A.08.305, on May 2, 1984, at the hour of 9:30 o'clock a.m. pursuant to due notice given; and the Report of the Trustee of such meeting as representing the missing shareholders is hereby confirmed and approved.

     2. That Article IV of the Articles of Incorporation of Gold Bond Mining Company be deemed and is hereby changed to read as follows, to wit:

                                   ARTICLE IV

          "the  existence  of  this  Company  shall  be  perpetual."

be and the same is hereby approved and ratified by this Court, and a duly certified copy of this order shall be filed with the papers and records of the Company.

     3. The President of Gold Bond Mining Company and the Secretary thereof, are authorized and directed to sign the changes to Article IV of the Articles of Incorporation of Gold Bond Mining Company.

     4. That a quorum of shareholders, as defined by the By-laws, being present and having reelected the Board of Directors the vote of the Trustees as to election of Directors is not necessary.

WILLIAM  E.  CULLEN
                                             Attorney  at  Law
                                             1306  Washington  Mutual  Building
                                             Spokane,  Washington  99201
                                             (509)  456-8710

     5. That the fee of the Trustee, Terrence J. Dunne, in the amount of $225.00 is hereby approved. Done in open Court, this 4th May, 1984.


                              Signed:  Robert  D.  Austin
                              -----------------------------
                              Court  Commissioner


Presented  by:


Signed  by  William  E.  Cullen
---------------------------------



                                             WILLIAM  E.  CULLEN
                                             Attorney  at  Law
                                             1306  Washington  Mutual  Building
                                             Spokane,  Washington  99201
                                             (509)  456-8710

                             ARTICLES OF AMENDMENT
                                  June 8, 2000

State  of  Washington  Secretary  of  State
Articles  of  Amendment
Washington  Profit  Corporation

Gold  Bond  Mining  Company

Amendments  to  the  Articles  of  Incorporation  are  as  Follows:

1. To increase the authorized common stock from 4,500,000 shares to 100,000,000 shares.

     Votes  for:          3,047,936

     Votes against:          66,738

2. To decrease the par value of the common stock from $.05 to $.001 per share.

     Votes  for:          3,015,169

     Votes  against:         99,505

3.     To  change  the  name of the Corporation from Gold Bond Mining Company to
Gold  Bond     Resources,  Inc.

     Votes  for:          3,078,614

     Votes  against:         33,060

Total number of shares of common stock eligible to vote was 4,500,000. 3,000,000 (or 2/3) were required to pass each measure.

A copy of the minutes of the shareholder meeting approving the above mentioned amendments is included herewith.